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                          [SMARTIRE SYSTEMS LETTERHEAD]



NEWS RELEASE - NOVEMBER 15, 1999
Nasdaq: SMTR
Email: public_relations@smartire.com
Contact: Greg Werbowski
1-800-982-2001/604-276-9884


                   SMARTIRE PROVIDES PRIVATE PLACEMENT UPDATE


RICHMOND, BRITISH COLUMBIA, NOVEMBER 15, 1999 - SmarTire Systems Inc. has raised gross proceeds of US$3 million through the issuance of 1.5 million common shares under the private placement announced September 28, 1999. The subscriptions were completed with three institutional investors in Europe.

The securities have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SmarTire Systems Inc. is the developer and marketer of proprietary tire monitoring systems for the North American and European automotive markets. Additional information is available on the Internet at www.smartire.com.



/s/ KEVIN A. CARLSON

Kevin A. Carlson, CA
Chief Financial Officer



Except for the historical information contained herein, this news release contains forward looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's customers. Actual results and developments may therefore differ materially from those described in this release.

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